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                                   GUARANTY
                          Dated as of August 30, 1999


     This Guaranty is made by SBC COMMUNICATIONS INC., a corporation organized or formed under the laws of State of Delaware (the "Guarantor") in favor of The
                                                    ---------
Northern Trust Company, an Illinois state banking corporation (the "Lender").
                                                                    ------

     For valuable consideration the Guarantor agrees as follows:

SECTION 1.  BASIC TERMS.

        (a) In consideration of any loan, letter of credit issued for its account or other financial accommodation heretofore, now or hereafter at any time made or given, to OnePoint Communications Corp., a corporation organized or formed under the laws of State of Delaware (the "Borrower"),
                                                                   --------
     by the Lender, the Guarantor hereby guarantees absolutely and unconditionally the prompt payment when due, whether at maturity, by declaration, by demand or otherwise, at any and all times thereafter, and as otherwise set forth herein, of all indebtedness, reimbursement obligation and other liabilities and obligations of the Borrower to the Lender, direct or indirect, absolute or contingent, due or to become due, now or hereafter existing under (i) that certain Call On Term - Term Note dated as of August 30, 1999 (the "Note"), of the Borrower payable to the
                                       ----
     order of the Lender in the original principal amount of $16,000,000 (as amended, renewed or replaced in accordance herewith) and (ii) any Letter of Credit Application (as defined in the Note) in accordance herewith, subject to Section 1(c) (all such indebtedness and liabilities, reimbursement
        ------------
     obligations and obligations being hereinafter collectively called the "Indebtedness").
      ------------

        (b) In addition, the Guarantor agrees to pay or reimburse the Lender for all costs and expenses of enforcing and preserving its rights under this Guaranty and the Indebtedness (including reasonable legal fees and reasonable time charges of attorneys, whether in or out of court, in original or appellate proceedings or in bankruptcy).

        (c) The amount of this Guaranty is expressly limited to an aggregate amount not exceeding $16,000,000, including interest thereon and costs and expenses as provided herein and Guarantor shall have no liability hereunder for the Indebtedness or other liability hereunder in excess of the aggregate amount of $16,000,000.

        (d) The Guaranty shall remain in full force and effect until the earlier of (i) the 366th day following the date the Indebtedness and all amounts payable hereunder have been fully paid, and that all commitments and obligations of the Lender with respect to the Indebtedness, and any obligation of the Lender to extend credit to the Borrower, have terminated and (ii) January 4, 2005.
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SECTION 2.  EVENTS REQUIRING PAYMENT.  Each of the following shall be an "Event
                                                                          -----
Requiring Payment":
-----------------

        (a) Nonpayment.  Borrower's failure to pay, when and as due or demanded,
            ---------
     any of the Indebtedness, or Guarantor's failure to comply with or perform any agreement or covenant contained herein;

        (b) Warranties.  Any representation, warranty, schedule, certificate,
            ----------
     financial statement, report, notice, or other writing furnished by or on behalf of the Guarantor to the Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified;

        (c) Lack of Enforceability.  This Guaranty shall be repudiated or become
            ----------------------
     unenforceable or incapable of performance;

        (d) Dissolution.  The Guarantor shall dissolve, liquidate, merge,
            -----------
     consolidate, or cease to be in existence for any reason;

        (e) Credit Rating.  The Guarantor's senior unsecured debt rating shall
            -------------
     be less than BBB by Standard & Poor's, a division of McGraw Hill Company, Inc. or Baa by Moody's Investors Services, Inc.;

        (f) Bankruptcy.  Any bankruptcy, insolvency, reorganization,
            ----------
     arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against the Guarantor or the Borrower, and any involuntary proceedings is not dismissed within 60 days; or the Guarantor or Borrower shall take any steps toward, or to authorize such a proceeding; or

        (g) Insolvency.  The Guarantor or the Borrower shall become insolvent,
            ----------
     generally shall fail or be unable to pay its debts as they mature, shall admit in writing its inability to pay its debts as they mature, shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business.

SECTION 3. PAYMENT REQUIREMENT. Upon the occurrence of any Event Requiring Payment, the Guarantor agrees to pay the Lender, immediately upon the Lender's demand therefor, the full amount which would be payable hereunder by the Guarantor if all Indebtedness were then due and payable. Further, upon the occurrence of an Event Requiring Payment specified in Section 2(f)-(g), the full
                                                      ----------------
amount which would be payable hereunder if all Indebtedness were then due and payable shall be immediately and automatically due and payable without action of any kind on the part of the Lender.

SECTION 4. REINSTATEMENT. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of the Indebtedness, or any part thereof, is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or

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reorganization of the Borrower or otherwise, all as though such payment to the
Lender had not been made.

SECTION 5. OBLIGATIONS UNCONDITIONAL; WAIVER OF DEFENSES. No fact or circumstance whatsoever which might at law or equity constitute a discharge or release of, or defense to the obligations of, a guarantor or surety shall limit or affect any obligations of the Guarantor under this Guaranty. Without limiting the generality of the foregoing:

        (a) The Lender may at any time and from time to time, without notice to the Guarantor, take any or all of the following actions without affecting or impairing the liability of the Guarantor on this Guaranty:

            (i)   renew or extend time of payment of the Indebtedness;

            (ii) accept, substitute, release or surrender any security for the Indebtedness;

            (iii) accept other guarantors; and

            (iv) release any person primarily or secondarily liable on the Indebtedness (including without limitation the Borrower, any indorser, and any other guarantor).

        (b) No delay in enforcing payment of the Indebtedness, nor any amendment, waiver, change, or modification of any terms of any instrument which evidences or is given in connection with the Indebtedness, shall release the Guarantor from any obligation hereunder. The obligations of the Guarantor under this Guaranty are and shall be primary, continuing, unconditional and absolute, irrespective of the value, genuineness, regularity, validity or enforceability of any documents or instruments respecting or evidencing the Indebtedness. In order to hold the Guarantor liable hereunder, there shall be no obligation on the part of the Lender, at any time, to resort for payment to the Borrower or any other guaranty or to any security for the Indebtedness or this Guaranty. The Lender shall have the right to enforce this Guaranty irrespective of whether or not other proceedings or steps are being taken against any property securing the Indebtedness or any other party primarily or secondarily liable on any of the Indebtedness.

        (c) The Guarantor waives presentment, protest, demand, notice of dishonor or default, notice of acceptance of this Guaranty, notice of any loans made, extensions granted or other action taken in reliance hereon, and all demands and notices of any kind in connection with this Guaranty or the Indebtedness.

        (d) Notwithstanding anything to the contrary herein, Lender agrees not to amend the Indebtedness without the prior written consent of Guarantor if and only if such amendment relates to: (i) subordinating the Lender's right to payment of the Indebtedness to the payment of any other indebtedness or equity interest of the Borrower,

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     (ii) extending the scheduled maturity date of the Note or any installments thereunder, (iii) changing the mandatory prepayment provision contained in
     Section 3.2 of the Note, (iv) increasing the principal amount of the
     -----------
     Indebtedness above $16,000,000, (v) impairing the subrogation rights of the Guarantor or (vi) extending the Final Drawdown Date (as defined in the Note).

SECTION 6. DEBT SUBORDINATION. The Guarantor hereby subordinates to the Indebtedness any claim or right to receive payment of any or all indebtedness of the Borrower to the Guarantor whether now existing or hereafter created or arising, direct or indirect, absolute or contingent, due or to become due, now or hereafter existing (all such, the "Subordinated Indebtedness"), and agrees
                                      -------------------------
that the Lender's claim and right to receive payment in full of the Indebtedness shall be prior and superior. The Guarantor agrees not to accept payment of the Subordinated Indebtedness, including interest thereon, or any part thereof, or to enforce any security interest or accept proceeds of any security therefor, from the Borrower as long as any Event Requiring Payment has occurred or is continuing.

SECTION 7. SUBROGATION. Until the Indebtedness and any other amounts payable hereunder are paid in full, Guarantor shall not pursue any claim or exercise any right that Guarantor might now have or hereafter acquire against Borrower or any other person primarily or contingently liable on the Indebtedness (including without limitation any maker, indorser or guarantor) or that arises from the existence or performance of Guarantor's obligations under this Guaranty, including without limitation any right of subrogation, reimbursement, exoneration, contribution or indemnification, or any right of participation in any claim or remedy of the Lender against Borrower or any security for the Indebtedness which the Lender now has or hereafter acquires, however arising.

SECTION 8. APPLICATION OF FUNDS. Any and all payments upon the Indebtedness made by the Borrower, by the Guarantor, or by any other person, and the proceeds of any and all security for any of the Indebtedness may be applied by the Lender upon such of the items of the Indebtedness as it may determine.

SECTION 9. PARTICIPATIONS. The Lender may, without notice of any kind, sell, assign, transfer or grant participations in all or any of the Indebtedness. In such event each and every immediate and successive assignee, transferee or holder of or participant in all or any of the Indebtedness shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee, holder or participant as fully as if such assignee, transferee, holder or participant were herein by name specifically given such rights, powers and benefits, but the Lender shall have an unimpaired right, prior and superior to that of any assignee, transferee or holder to enforce this Guaranty for the benefit of the Lender or any such participant, as to so much of the Indebtedness as it has not sold, assigned or transferred.

SECTION 10. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants to the Lender that:

        (a) The Guarantor is a corporation duly existing and in good standing under the laws of the state indicated in the heading; the Guarantor is duly qualified, in good

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     standing and authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except where failure to be so qualified would not have a material adverse affect on the ability of the Guarantor to perform its obligations hereunder. The Guarantor has the corporate power and authority to own its properties and to carry on its businesses as now being conducted.

        (b) The execution and delivery by the Guarantor of this Guaranty and any document or instrument executed in connection herewith, and the performance of the Guarantor's obligations hereunder and thereunder:

            (i)   are within the Guarantor's corporate powers;

            (ii)  have been authorized by all necessary action;

            (iii) have received all necessary governmental approval (if any shall be required);

            (iv) do not and will not contravene or conflict with (A) any provision of law or of the charter, by-laws of the Guarantor or (B) of any agreement binding upon the Guarantor which contravention or conflict would not have a material adverse effect on the ability of the Guarantor to perform its obligations hereunder; and

            (v) are within the direct corporate interest and purposes of the Guarantor.

     This Guaranty constitutes an obligation of the Guarantor enforceable against the Guarantor in accord with the terms hereof.


        (c) The Guarantor's audited consolidated financial statements as at December 31, 1998 have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year, and accurately present the financial condition of the Guarantor and any consolidated subsidiary as at such dates and the results of their operations for the respective periods then ended. Since the date of those financial statements, no material, adverse changes in the business, properties, assets, operations, conditions or prospects of the Guarantor has occurred of which the Lender has not been advised in writing before this Guaranty was signed.

        (d) The Guarantor has filed or caused to be filed all federal, state and local tax returns (including information returns) which, to the knowledge of the Guarantor are required to be filed, and has paid or has caused to be paid all taxes as shown on such returns or on any assessment received by it, to the extent that such taxes have become due (except for current taxes not delinquent and taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been provided on the books of the Guarantor, and as to which no foreclosure, distraint, sale or similar proceedings have

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     been commenced). The Guarantor has set up reserves in accordance with generally accepted accounting principles for the payment of additional taxes for years which have not been audited by the respective tax authorities.

        (e) No litigation (including derivative actions), arbitration proceedings or governmental proceedings are pending or, to its knowledge, threatened against the Guarantor which would (singly or in the aggregate), if adversely determined, have a material and adverse effect on the financial condition, continued operations or prospects of the Guarantor.

SECTION 11. COVENANTS. So long as this Guaranty remains in effect, the Guarantor agrees that it shall, and shall cause any subsidiary to comply with the following covenants, unless the Lender consents otherwise in writing:

        (a)    The Guarantor shall furnish to the Lender:

               (i) Within 45 days after the end of each quarter of each fiscal year of the Guarantor, a copy of an unaudited financial statement of the Guarantor and any subsidiary prepared on a consolidating and consolidated basis consistent with the audited consolidated financial statements of the Guarantor and any subsidiary referred to in Section 10(c), signed by an authorized officer of the
                     -------------
               Guarantor and consisting of at least: (A) a balance sheet as at the close of such quarter; and (B) a statement of earnings and source and application of funds for such quarter and for the period from the beginning of such fiscal year to the close of such quarter; provided that, so long as the common stock of the Guarantor is listed for trading on New York Stock Exchange ("NYSE"), the foregoing requirement as to the quarterly financial
                 ----
               statements of the Guarantor may be satisfied by delivery to Lender of the Guarantor's Quarterly Report on Form 10-Q as filed with the Securities Exchange Commission ("SEC") within 60 days
                                                         ---
               after the end of each quarter of each fiscal year of the Guarantor;

               (ii) Within 90 days after the end of each fiscal year of the Guarantor, a copy of an annual audit report of the Guarantor and any subsidiary prepared on a consolidated basis and in conformity with generally accepted accounting principles applied on a basis consistent with the audited consolidated financial statements of the Guarantor and any subsidiary referred to above, duly certified by independent certified public accountants of recognized standing satisfactory to the Lender, accompanied by an opinion without significant qualification; provided that, so long as the common stock of the Guarantor is listed for trading on NYSE, the foregoing requirement as to Guarantor's annual audit reports may be satisfied by the delivery to Lender within 105 days after the end of each fiscal year of the Guarantor of Guarantor's Annual Report to

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

               Stockholders and the Annual Report on Form 10-K filed with the SEC; and

               (iii) Immediately upon learning of the occurrence of an Event Requiring Payment or an Unmatured Event Requiring Payment with respect to the Guarantor only, written notice describing the same and the steps being taken by the Guarantor in respect thereof.

SECTION 12.  As used herein the term "Unmatured Event Requiring Payment" means
                                      ---------------------------------
an event or condition which would become an Event Requiring Payment with notice or the passage of time or both.

SECTION 13.  MISCELLANEOUS.

        (a) The Lender may, by written notice to the Guarantor, at any time and from time to time, waive any Event Requiring Payment or Unmatured Event Requiring Payment, which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, the Lender and the Guarantor shall be restored to their former position and rights hereunder, and any Event Requiring Payment or Unmatured Event Requiring Payment so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to or impair any right consequent thereon or to any subsequent or other Event Requiring Payment or Unmatured Event Requiring Payment.

        (b) All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made three (3) business days after being deposited in the mail, postage prepaid, addressed:

               (i) if to the Lender to 265 East Deerpath, Lake Forest, Illinois 60045 (Attention: Division Head Commercial Division)

               (ii) if to the Guarantor to SBC Communications, Inc., 7th Floor, 175 E. Houston, San Antonio, Texas 78205 (Attention: Treasurer)

     or to such other address as may be hereafter designated in writing by the respective parties hereto.

        (c) No failure to exercise, and no delay in exercising, on the part of the Lender of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Lender herein provided are cumulative and not exclusive of any rights or remedies provided by law.

        (d) This Guaranty shall, upon execution and delivery by the Guarantor and acceptance by the Lender in Chicago, Illinois, become effective and shall be binding upon and inure to the benefit of the Guarantor, the Lender and their respective successors

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

     and assigns, except that the Guarantor may not transfer or assign any of its rights or interests hereunder without the prior written consent of the Lender.

        (e) Captions in this Guaranty are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. References herein to Sections or provisions without reference to the document in which they are contained are references to this Guaranty.

        (f) Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the other where appropriate.

        (g) This Guaranty may be executed on any number of separate counterparts; each counterpart shall be deemed an original instrument; and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

        (h) This Guaranty, and any document or instrument executed in connection herewith shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Illinois, and shall be deemed to have been executed in the State of Illinois.

        (i) The Guarantor, and the Lender by its acceptance hereof, irrevocably agree that all suits, actions or other proceedings in any way, manner or respect, arising out of or from or related to this Guaranty, shall be subject to litigation in courts having situs within Chicago, Illinois. The Guarantor, and the Lender by its acceptance hereof, hereby consent and submit to the jurisdiction of any local, state or federal court located within said city and state. The Guarantor, and the Lender by its acceptance hereof, hereby waive any right it may have to request or demand trial by jury, to transfer or change the venue of any suit, action or other proceeding brought against either party in accordance with this Section, or to claim that any such proceeding has been brought in an inconvenient forum.


                                   SBC COMMUNICATIONS INC.


                                   By:______________________________

                                   Its:_____________________________

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